Adeona Reports Third Quarter 2011 Financial Results
-- Clinical Trial for Cognitive Dysfunction in Multiple Sclerosis Recruiting Patients --
For Immediate Release

Ann Arbor, MI, November 14, 2011 – Adeona Pharmaceuticals, Inc. (AMEX:AEN - News), a developer of innovative medicines for serious central nervous system diseases, today reported its third quarter 2011 financial results for the period ended September 30, 2011, as well as updates since the beginning of the third quarter.

Updates since the beginning of the third quarter include:

Drug Development Programs

Relapsing-Remitting Multiple Sclerosis (MS)

•	As of September 19, 2011, the 150th patient was enrolled in the clinical trial evaluating TrimestaTM (oral estriol) in women suffering from relapsing-remitting MS, per the original protocol.

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The Lead Principal Investigator, Rhonda Voskuhl, M.D., Director, University of California, Los Angeles (UCLA) Multiple Sclerosis Program, Department of Neurology, is using grant funding to continue enrollment of an additional 10-20 patients at all 15 centers in the United States.

Cognitive Dysfunction in MS

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On November 11, 2011, we announced that our drug candidate, Trimesta, will be utilized in a new randomized, double-blind, placebo-controlled Phase II clinical trial to evaluate its potential therapeutic effect on cognitive dysfunction in women suffering from MS, a major consequence of this disease.

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We and the Skirball Foundation have pledged to equally support this clinical trial led by Dr. Voskuhl. The study, which focuses on cognition dysfunction in MS patients, also received financial support from the Sherak Family Fund, the Gustafson Fund, and the Diamont family.

Fibromyalgia

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In May 2010, we announced a $17.5 million corporate partnership with Meda AB for the development and commercialization of flupirtine for fibromyalgia. Meda assumed all future development costs and estimates the U.S. market for fibromyalgia to be near $1 billion at the time of potential launch of flupirtine. We are eligible to receive up to $15 million of additional milestone payments and royalties on net sales.

•	In its 2010 Annual Report that was publicly disclosed in May 2011, Meda stated that flupirtine for fibromyalgia was in Phase II development. Amyotrophic Lateral Sclerosis (ALS)

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Protocol development and drafting of the Investigational New Drug (IND) application are underway to conduct a multi-center, double-blind, placebo-controlled clinical trial for patients suffering from ALS, also known as Lou Gehrig's disease. The trial, led by the neurological team at the PNA Center for Neurological Research (PNA), is intended to evaluate the safety and efficacy of our proprietary drug candidate, AEN-100, a once-daily, gastroretentive, sustained-release zinc-based tablet in ALS patients.

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Currently the clinical investigators at PNA are conducting a Phase I/II open label study of ALS patients to determine the safety of zinc in conjunction with low doses of copper. To date, no safety issues related to zinc therapy have been observed in the ALS patients. PNA will be presenting the final results from this open-label study at the 22nd International Symposium on ALS/MND in Sydney, Australia from November 30 to December 2, 2011. As the findings from this study are the basis for our planned clinical trial, we intend to disclose the results concurrent with the presentation at the international symposium.

Mild to Moderate Alzheimer’s Disease

•	After conducting further analyses of the results presented in April 2011 from the clinical study evaluating our medical food, reaZinTM, an apparent cognitive benefit was observed in older patients.

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Preparations are underway to conduct a larger clinical study of AEN-100 (our zinc-based drug candidate) under an IND application in patients with mild to moderate Alzheimer’s disease who are age 70 and older. It is anticipated that the clinical study will enroll just over 100 patients and that the evaluation period will be at least 12 months.

Product Development Programs

Reducing the Duration and Symptoms of the Common Cold

•	On November 4, 2011, we executed an agreement with F&F Foods of Chicago, Illinois, to provide commercial-scale manufacturing of wellZin.

•	On August 25, 2011, George A. Eby, a researcher who has conducted multiple clinical studies of zinc lozenges for the common cold, was appointed as a member of our Scientific Advisory Board.

Dietary Management of Zinc Deficiency Associated with Alzheimer’s Disease

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In April 2011, clinical study results were presented that demonstrated, on average, that the cognitive function of the placebo group, declined over six months in comparison to patients managed with reaZin, a medical food. The cognitive function trends favoring the patients managed with reaZin were observed in all three standardized cognitive tests utilized in our study and suggest that reaZin may provide an important benefit to the dietary management of zinc deficiency associated with Alzheimer’s disease.

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Based on the results of our clinical study, we are developing reaZin as a medical food for the dietary management of zinc deficiency associated with Alzheimer's disease. reaZin is a proprietary, once-daily, gastroretentive, sustained-release, oral tablet formulation of zinc and cysteine.

Corporate Governance

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On November 2, 2011, we strengthened our corporate governance practices by appointing Jeff Riley to serve as our independent, non-executive Chairman of the Board. Mr. Riley has served on the Company's Board of Directors since March of 2010, and will continue to serve on the Audit and Nominations Committees.

Third Quarter Ended September 30, 2011 Financial Results

Total net revenues for the three and nine months ended September 30, 2011 were $293,421 and $972,121, respectively, compared to $289,898 and $2,544,825, for the same periods in 2010. For the nine months ended September 30, 2010, total net revenues included $2,125,000 from the flupirtine sublicense fee with Meda AB. Laboratory revenues for the three and nine months ended September 30, 2011 increased to $293,421 and $972,121, respectively, from $289,898 and $419,825, for the same periods in 2010. These changes resulted from an increase in the client base and the expansion of in-house diagnostic testing services to include a full array of microbiology testing.

Total costs and expenses for the three and nine months ended September 30, 2011 were $1,231,650 and $4,256,427, respectively, compared to $1,023,026 and $3,393,029, for the same periods in 2010.

General and administrative expenses for the three and nine months ended September 30, 2011 were $681,805 and $2,649,623, respectively, compared to $601,806 and $2,000,262, for the same periods in 2010. These increases are primarily the result of increased salary expense and consultant fees. For the three and nine months ended September 30, 2011, general and administrative expenses include a non-cash charge relating to stock-based compensation expense of $50,509 and $860,833, respectively, compared to $68,493 and $252,100 for the same periods in 2010. The stock-based compensation expense for the nine months ended September 30, 2011 includes a one-time charge of $397,767 relating to the modification of certain stock options, prior to expiration, held by a member of the Board of Directors.

Research and development expenses for the three and nine months ended September 30, 2011, were $288,964 and $800,923, respectively, compared to $229,044 and $962,766 for the same periods in 2010. The increase for the three months ended September 30, 2011 is primarily the result of increased costs associated with our new clinical programs and the development costs associated with the commercialization of wellZin. The decrease for the nine months ended September 30, 2011 is primarily the result of decreased costs associated with the discontinuation of some of our clinical programs in prior periods. For the three and nine months ended September 30, 2011, research and development expenses include a non-cash charge relating to stock-based compensation expense of $5,749 and $20,358, respectively, compared to $19,817 and $72,785, for the same periods in 2010.

Costs of laboratory services for the three and nine months ended September 30, 2011, were $260,881 and $805,881, respectively, compared to $192,176 and $430,001, for the same periods in 2010. These increases are primarily the result of increased costs associated with the increased client base and expansion of in-house diagnostic testing services to include a full array of microbiology testing, including salary and supply costs.

Total net other expense for the three and nine months ended September 30, 2011, were $159,750 and $1,680,030, respectively, compared to $293 and $7,629 of total net other income, for the same periods in 2010. For the three and nine months ended September 30, 2011, total net other expense included $164,993 and $1,734,460, respectively, relating to the estimated fair value of the warrants associated with the January 2011 and April 2011 financings, adjusted for the change in their fair value at September 30, 2011. Total net other income for the three months ended September 30, 2011 included $6,868 of interest income from our short-term investments. Other income for the nine months ended September 30, 2011 included $62,996 relating to the settlement of accounts payable previously accrued in prior periods and $6,868 of interest income from our short-term investments.

The net loss for the three months ended September 30, 2011, was $1,097,979 or $0.04 per share compared to $732,835 or $0.03 for the same period in 2010. The net loss for the nine months ended September 30, 2011, was $4,964,336 or $0.18 per share compared to $840,575 or $0.04 per share for the same period in 2010.

As of September 30, 2011, Adeona had approximately $7.5 million in cash, cash equivalents and short-term investments compared to approximately $2.6 million in cash and cash equivalents on December 31, 2010. As of October 31, 2011, we had approximately $7.2 million in cash, cash equivalents and investment in debt securities. Our cash position should allow us to meet our currently planned operating needs for at least the next 12 months.

“During the third quarter of 2011, we achieved several clinical milestones that have positioned us for future growth and expanded the opportunities we believe exist in our core areas of strength,” stated James S. Kuo, M.D., M.B.A., Adeona’s Chief Executive Officer. “We are currently working on several projects that provide significant opportunities in major areas of medicine, including the recently announced Phase IIb clinical trial for our multiple sclerosis (MS) drug and the Phase IIb clinical trial of our drug for Lou Gehrig's disease (ALS).”

“We also announced in the third quarter the acquisition of exclusive access to two sets of clinical data that demonstrate the safety and efficacy of a particular oral zinc formulation in reducing the duration and severity of symptoms associated with the common cold. With this data in hand, we are now planning the commercial launch of our zinc acetate lozenge, wellZin™, in time for this year’s cold season. We are excited about the near-term potential wellZin presents, given the large market that exists for a common cold treatment and the need for a better zinc cold remedy formulation with positive clinical trial support,” concluded Dr. Kuo.

Third Quarter 2011 Investor Conference Call

Adeona will hold its third quarter 2011 investor conference call this afternoon, Monday, November 14, 2011, at 2:00pm (EST). James S. Kuo, M.D., M.B.A., Adeona’s Chief Executive Officer, will host the call. Adeona will be joined by special guest, Rhonda Voskuhl, M.D., Director, UCLA Multiple Sclerosis Program, UCLA Department of Neurology, and Principal Investigator of the recently announced clinical trial evaluating the Company’s product candidate, Trimesta™, for cognitive dysfunction in female MS patients. Dr. Voskuhl is also the Lead Principal Investigator of the ongoing multi-center clinical trial evaluating Trimesta for relapsing-remitting MS in women. In addition to providing an overview of the new trial of Trimesta for cognitive dysfunction, Dr. Voskuhl will share her insights into the mechanism to treat MS patients and will take questions about her research.

Interested parties should call toll free 1-800-860-2442 (U.S.) or 1-866-605-3852 (Canada), or from outside North America +1 412-858-4600, fifteen minutes before the start of the call to register and identify themselves as registrants of the ‘Adeona’ Conference Call. Any registered caller on the toll free line may ask to be placed in the queue for the Question & Answer session. The call will be simulcast on the web at http://www.videonewswire.com/event.asp?id=83585. If you are unable to participate during the live conference call, the webcast will be available for replay at the same URL (http://www.videonewswire.com/event.asp?id=83585) for 30 days after the call.

About Adeona Pharmaceuticals, Inc.

Adeona is a pharmaceutical company focused on developing innovative medicines for the treatment of serious central nervous system diseases. The Company’s strategy is to license product candidates that have demonstrated a certain level of clinical efficacy and develop them to a stage that results in a significant commercial collaboration. Adeona is developing, or has partnered the development of, drug product candidates to treat relapses in multiple sclerosis, cognitive dysfunction in multiple sclerosis, fibromyalgia, amyotrophic lateral sclerosis (ALS) and Alzheimer’s disease. The Company is preparing to make wellZinTM, a homeopathic over-the-counter zinc acetate lozenge to reduce the duration and symptoms of the common cold, commercially available. Adeona is also developing reaZinTM as a medical food for the dietary management of zinc deficiency associated with Alzheimer’s disease. In addition, Adeona operates Adeona Clinical Laboratory, a wholly owned clinical reference laboratory that provides a broad array of chemistry and microbiology diagnostic tests. For more information, please visit Adeona's website at www.adeonapharma.com.

This release includes forward-looking statements on Adeona's current expectations and projections about future events. In some cases forward-looking statements can be identified by terminology such as "may," "could," "potential," “positions,” "continue," "expects," "anticipates," "intends," "plans," "believe," "estimates," and similar expressions. These statements are based upon current beliefs, expectations and assumptions and are subject to a number of risks and uncertainties, many of which are difficult to predict and include statements regarding the expanded opportunities that exist for us, the planned commercial launch of wellZin, as well as the development of reaZin, our ability to obtain INDs in a timely manner for some of our drug candidates, the ability of our current cash position to meet our planned needs for the next 12 month, and the anticipated enrollment, timing or results of our planned Alzheimer’s, ALS or multiple sclerosis cognition clinical trials. The forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those set forth or implied by any forward-looking statements. Important factors that could cause actual results to differ materially from those reflected in Adeona's forward-looking statements include, among others, our failure to successfully commercialize wellZin for the common cold, develop reaZin as a medical food for the dietary management of zinc deficiency associated with Alzheimer’s disease, develop AEN-100 as a treatment for Alzheimer’s or ALS, or develop Trimesta as a treatment for relapses or cognitive dysfunction in multiple sclerosis, the failure of reaZin or wellzin to be accepted for either use, failure of future clinical trials of any of our drug candidates to be enrolled in and completed in the anticipated time or to achieve the desired results, the failure of Meda to commercialize flupirtine and to make any other payments under the sublicense agreement, and other factors described in Adeona's report on Form 10-K for the year ended December 31, 2010 and any other filings with the SEC. The information in this release is provided only as of the date of this release, and Adeona undertakes no obligation to update any forward-looking statements contained in this release on account of new information, future events, or otherwise, except as required by law.

For further information, please contact:

James S. Kuo, M.D., M.B.A.
Chief Executive Officer
734-332-7800